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                                                                 EXHIBIT (10)(u)

                        STOCK OPTION CONTRACT PURSUANT TO
                                       THE
                              GUILFORD MILLS, INC.
                             2003 STOCK OPTION PLAN

         Pursuant to the Guilford Mills, Inc. 2003 Stock Option Plan (the "Plan"), the Administrator has approved granting ___________________, who as of the date of grant is an employee (the "Associate") of Guilford Mills, Inc. (the "Company") or a Subsidiary, a non-qualified option to purchase shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company on the terms and subject to the conditions set forth in the Plan and in this contract (the "Contract"). Terms not defined in this Contract shall have the meanings ascribed to them in the Plan.

         Therefore, the Company and Associate hereby agree as follows:

1. Grant of Option. The Administrator of the Plan, on behalf of the Company, hereby grants to Associate, as a matter of separate inducement and not in lieu of any salary or other compensation for Associate's services, the right and option to purchase (the "Option"), in the aggregate, __________ shares of Common Stock at an exercise price of ____________ ($____) (the "Exercise Price") per share. The term of the Option shall be ten years from _______ ___, ____ (the "Date of Grant"), subject to earlier termination as provided in the Plan and in this Contract. Subject to all other terms and conditions in the Plan and this Contract, the Option shall be irrevocable. The Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2.       Exercise of Option.

         (a) Subject to all other terms of the Plan and this Contract, Associate may exercise the Option at the rate of thirty-three and one-third percent (33 1/3%) of the aggregate number of Shares initially subject to the Option on each of the first, second and third anniversary of the Date of Grant. The right to purchase Shares under the Option shall be cumulative, so that if the Option is not exercised to the maximum extent permissible during any exercise period, it shall be exercisable, in whole or in part, with respect to all Shares not so purchased at any time prior to the expiration or termination of the Option. Notwithstanding anything to the contrary contained herein, in no event (i) may the Option be exercised in whole or in part after _____ ___, ____, or (ii) may a fraction of a Share be purchased under the Option.

         (b) Notwithstanding anything to the contrary contained in this Contract, the Administrator shall have the right, in its sole discretion, to accelerate, in whole or in part, from time to time, conditionally or unconditionally, the right to exercise the Option.


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3.       Payment of Option Price.

         (a) Associate shall exercise the Option by giving written notice, in substantially the form attached hereto, to the Corporate Secretary of the Company, at the Company's principal business office, 6001 West Market Street, Greensboro, North Carolina 27409, specifying the number of whole Shares to be purchased, the proposed form of payment and a business day not more than ten days from the date such notice is given for the payment of the purchase price against delivery of the Shares being purchased. Payment of the purchase price for the Shares purchased shall be made by delivery of a cashier's or certified check payable to the order of the Company. With the prior written consent of the Administrator, payment of the purchase price for the shares purchased may be made by (i) delivery of previously acquired shares of Common Stock (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such holder having a fair market value (determined in accordance with the Plan) equal to the exercise price applicable to that portion of the Option being exercised, (ii) the withholding of Shares for which the Option is exercisable having a fair market value (determined in accordance with the Plan) equal to the exercise price applicable to that portion of the Option being exercised or (iii) a combination of the foregoing.

         (b) The Option will be considered exercised on the earlier of (i) the date that the Company receives full payment of the aggregate purchase price for the Shares at the Company's principal business office, 6001 West Market Street, Greensboro, North Carolina 27409, Attn: Corporate Secretary, (ii) if the payment of the aggregate purchase price is sent to that office via independent courier service, the date the courier service shows that it received it, or
(iii) if the payment of the aggregate purchase price is mailed to that office in the United States mail in an envelope on which the United States Post Office has stamped its postmark, the date of that postmark.

4.       Registration and Listing of Shares.

         (a) Unless there is in effect at the time of exercise a Registration Statement under the Securities Act of l933, as amended (the "Securities Act") and applicable state securities laws, with respect to the Shares to be received upon the exercise of the Option, Associate shall, upon the exercise of the Option, execute and deliver to the Company a written statement, in form satisfactory to the Administrator, in which Associate (i) represents and warrants to the Company that the Shares to be issued upon the exercise of the Option are being acquired by Associate for his own account, for investment only and not with a view to the resale or distribution thereof in violation of any federal or state securities law and (ii) agrees that any subsequent resale or distribution of any of such Shares shall be made only pursuant to either (X) an effective registration statement covering such Shares under the Securities Act and applicable state securities laws or (Y) specific exemptions from the registration requirements of the Securities Act and any applicable state securities laws, based on a written opinion of counsel, in form and substance satisfactory to the Company, as to the application of any such exemptions.


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         (b)      Associate acknowledges that the Company may endorse a legend upon the certificates evidencing the Shares as the Company, in its sole discretion, determines to be necessary or appropriate to implement the provisions of the Plan and this Contract.

         (c) Notwithstanding anything herein to the contrary, if at any time the listing, registration or qualification of the Shares subject to the Option on any securities exchange or under any applicable law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the granting of an option, or the issuing of Shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained.

5.       Adjustment of Shares; Termination of Employment; Competitive Activity.

         (a) In the event of any change in the Shares subject to the Plan or to the Option (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in the capital structure of the Company), an adjustment shall be made to the Option such that the Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Shares subject to the Option had the Option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. The term "Shares" after any such change shall refer to the securities, cash and/or property then receivable upon exercise of an Option. In addition, in the event of any such change, the Administrator shall make any further adjustment to the number of Shares and price per Share subject to the Option as shall be equitable to prevent dilution or enlargement of rights under the Option, and the determination of the Administrator as to these matters shall be binding and conclusive on the holder of the Option.

         (b) Subject to the other terms of this Contract and the Plan, upon termination of employment of Associate with the Company and all Subsidiaries and parent corporations of the Company, the unexercised portion of the Option shall terminate and become null and void; provided, however, that:

                  (i) if Associate shall die while in the employ of such corporation or during any of the post-employment Option exercisability periods specified in clauses
                           (ii), (iii), (iv) and (v) below, the Option shall become immediately exercisable in full and the legal representative of Associate, or such person who acquired the Option as a permitted transferee of Associate hereunder may exercise such Option, to the extent not theretofore exercised, in respect of any or all of such number of Shares at any time up to and including the earlier of three years after the date of death and the tenth anniversary of the Date of Grant;


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                  (ii)     if the employment of Associate shall terminate by
                           reason of Associate's retirement (at such age or upon such conditions as shall be specified by the Administrator in its sole discretion ("Retirement")), Associate shall have the right to exercise the Option, to the extent not theretofore exercised, in respect of any or all of such number of Shares (it being understood and agreed that the Option shall continue to vest at the same rate and in the same manner as such Option would have vested had no Retirement taken place), at any time up to and including the earlier of three years after the date of Retirement and the tenth anniversary of the Date of Grant (such post Retirement exercise period, the "Retirement Exercise Period"); provided, however, that notwithstanding anything to the contrary contained herein, the unexercised portion of the Option shall terminate and become null and void if the Associate engages in any Competitive Activity, as defined herein, during the Retirement Exercise Period (it being understood and agreed that if Associate desires to exercise the Option during the Retirement Exercise Period, then he shall be required to furnish the Company with a written certification, in a form acceptable to the Company, that he has not engaged in any Competitive Activity prior to the date of exercise);

                  (iii) if the employment of Associate shall terminate by reason of the Associate's disability (as described in Section 22(e)(3) of the Code), Associate shall have the right to exercise the Option to the extent not theretofore exercised, in respect of any or all of such number of Shares (it being understood and agreed that the Option shall become immediately exercisable in full upon termination by disability), at any time up to and including the earlier of three years after the date of such termination and the tenth anniversary of the Date of Grant;

                  (iv) if the employment of Associate shall terminate by reason of Associate's dismissal by the employer other than for Cause and such dismissal does not occur during the Post Change in Control Period, Associate shall have the right to exercise the Option, to the extent not theretofore exercised, in respect of any or all of such number of Shares which Associate would have been entitled to under the Option as of the date of termination (it being understood and agreed that upon dismissal by the employer other than for Cause outside of any Post Change in Control Period all vesting of the Option shall cease), at any time up to and including the earlier of one year after the date of such dismissal and the tenth anniversary of the Date of Grant; and


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                  (v)      if Associate shall voluntarily terminate his
                           employment other than due to Retirement and other than for Good Reason during a Post Change in Control Period (a "Voluntary Termination"), Associate shall have the right to exercise the Option, to the extent not theretofore exercised, in respect of any or all of such number of Shares which Associate would have been entitled to under the Option as of the date of Voluntary Termination (it being understood and agreed that upon a Voluntary Termination all vesting of the Option shall cease), at any time up to and including the earlier of 90 days after the date of Voluntary Termination and the tenth anniversary of the Date of Grant (the "Voluntary Termination Exercise Period"); provided, however, that notwithstanding anything to the contrary contained herein, the unexercised portion of the Option shall forthwith terminate and become null and void if the Associate engages in any Competitive Activity during the Voluntary Termination Exercise Period (it being understood and agreed that if Associate desires to exercise the Option during the Voluntary Termination Exercise Period, then he shall be required to furnish the Company with a written certification, in a form acceptable to the Company, that he has not engaged in any Competitive Activity prior to the date of exercise).

         (c) If Associate is discharged for Cause, then the Option shall forthwith terminate with respect to any unexercised portion thereof.

         (d) If Associate engages in any Competitive Activity during the Restrictive Period, as defined herein, then the Associate shall pay to the Company the Option Profits, as defined herein, the Associate previously realized with respect to any and all exercises of the Option, in whole or in part, which Option exercises occurred during the period commencing one year preceding the Associate's termination of employment and the date the Associate first engaged in any Competitive Activity (it being acknowledged and agreed by the Associate that he shall notify the Company in writing immediately upon his first engaging in any Competitive Activity). The Option Profits shall be due and payable, in cash, to the Company within ten business days after the Associate first engages in any Competitive Activity. The parties acknowledge and agree that if Associate were to engage in Competitive Activity during the Restrictive Period, then the Company would suffer harm to its business and that such harm would be difficult to measure. The parties further acknowledge and agree that the Option Profits represent a reasonable estimate of the damages the Company would suffer in the event Associate engages in Competitive Activity, of the type described in clause
(i) of the definition of Competitive Activity, during the Restrictive Period and that the payment of such Option Profits to the Company is not intended to be, nor shall such payment be construed as, under any circumstances a penalty; provided, however, that notwithstanding anything to the contrary contained herein, if Associate engages in Competitive Activity of the type described in clause (ii) of the definition of Competitive Activity, then the Company shall be entitled to the receipt of the Option Profits from the Associate in addition to any other rights and remedies it may have


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including, without limitation, injunctive and/or other equitable relief restraining the Associate from engaging in Competitive Activity of the type described in clause (ii) of the definition of Competitive Activity.

         (e) The term "Competitive Activity" shall mean the act of the Associate (i) alone, or as a partner, member, employee or agent of any partnership, or as an officer, employee, agent, director, stockholder or investor (except as to not more than 5% of the outstanding stock of any corporation, the securities of which are traded on a securities exchange or in the over-the-counter market) of any corporation, or in any other individual or representative capacity, directly or indirectly owning, managing, operating or controlling, or participating in the ownership, management, operation or control of, or working for or providing consulting services to, or permitting the use of his name by, any business or activity in competition with Guilford's Business, as defined herein, within the Territory, as defined herein (the foregoing clause shall include, among other activities, soliciting or accepting the business of, for himself or others (other than for Guilford), any person or entity which is a customer of Guilford's Business within the Territory); or (ii) without first obtaining the written consent of Guilford, directly or indirectly soliciting, enticing, persuading, inducing or hiring any employee, consultant, agent, independent contractor or other person (other than secretarial and clerical personnel) who is employed by Guilford on the date Associate's employment with Guilford terminates or who has been employed by Guilford during the 12 month period preceding such date to become employed by any person, firm, entity or corporation or approach any such person for any of the foregoing reasons.

                  The term "Business" shall mean (i) the business (which the Associate acknowledges Guilford is engaged in as of the date hereof) of developing, producing, manufacturing, processing, selling or marketing yarns or fabrics for automotive applications (including, without limitation, headliner, bodycloth, trunkliner, fabric for visors, pillars and package trays, and other fabric for use on or in cars, vans, sport utility vehicles, trucks and other passenger vehicles) and (ii) any other business in which Guilford becomes engaged during the Associate's employment with Guilford and for which the Associate has substantial responsibility or in which the Associate is substantially involved.

                  The term "Territory" shall mean the United States of America, its territories and possessions, Europe, the United Kingdom, the Republic of Mexico, Japan and Canada; provided, however, that if the area described in the preceding clause shall be determined by judicial action to define too broad a territory to be enforceable, then the term "Territory" shall mean the United States of America, its territories and possessions, the Republic of Mexico and Canada; and, provided further, that if the area described in the immediately preceding clause shall be determined by judicial action to define too broad a territory to be enforceable, then the term "Territory" shall mean the United States of America, its territories and possessions; and, provided further, that if the area described in the immediately preceding clause shall be determined by judicial action to define too broad a territory, then the term "Territory" shall mean those states in the United States of America in which Guilford maintains operations in which it conducts the Business. Associate hereby acknowledges that Guilford's Business is national and international in scope and that Guilford has customers throughout the United States of


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America, its territories and possessions, the Republic of Mexico, Canada, the
United Kingdom, Europe and throughout other parts of the world. Accordingly, Associate acknowledges and agrees that the scope of the covenants in this Section are reasonable and necessary in order to protect the interests of Guilford's Business sought to be protected hereby.

                  The term "Guilford" shall mean the Company or any of its Subsidiaries, parent corporations, affiliated companies, successors or assigns.

                  The term "Option Profits" shall mean the product of (i) the excess of the fair market value per share of the Common Stock, as determined in accordance with the terms of the Plan, on the date of the Option exercise over the Exercise Price and (ii) the number of shares of Common Stock for which the Option was exercised.

                  The term "Restrictive Period" shall mean a period of three years after the Associate's Voluntary Termination, Retirement or the termination of Associate's employment by Guilford for Cause.

6. Change in Control. Notwithstanding anything herein to the contrary, but subject otherwise to the terms of the Plan, if Associate's employment is terminated and such termination is an Eligible Termination which occurs during the Post Change in Control Period, then the Option shall become immediately exercisable in full and shall remain exercisable at any time up to and including the earlier of three years after the date of the Eligible Termination and the tenth anniversary of the Date of Grant.

7.       Confidentiality; Developments.

         (a) Recognizing that the knowledge of Guilford's customers, suppliers, agents, business methods, systems, plans, policies, trade secrets, knowledge, know-how, information, materials or documents are valuable and unique assets, Associate agrees that he shall not divulge, furnish or make accessible to any person, firm, corporation or other entity (other than as is necessary and appropriate in the regular course of Guilford's Business) for any reason or purpose whatsoever, directly or indirectly, or use for the benefit of himself or others (other than for Guilford's benefit), any such knowledge or information. The provisions of this Section 7(a) shall not apply to information which is or shall become generally known to the public (except by reason of Associate's breach of his obligations hereunder) and information which Associate is required to disclose by law or by an order of a court of competent jurisdiction. If Associate is required by law or a court order to disclose such information, he shall notify Guilford of such requirement and provide Guilford an opportunity (if it so elects) to contest such law or court order.

         (b) Associate acknowledges that all developments, including, without limitation, inventions, patentable or otherwise, discoveries, improvements, patents, trade secrets, designs, reports, computer software, flow charts and diagrams, procedures, data, documentation, ideas and writings and applications thereof relating to Guilford's Business or planned business of Guilford that, alone or jointly with others, Associate may conceive, create, make, develop, reduce to practice or acquire during his employment


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with Guilford (collectively, the "Developments") are works made for hire and shall remain the sole and exclusive property of Guilford and Associate hereby assigns to Guilford all of his right, title and interest in and to all such Developments. Associate agrees that he will, at any time upon request and at the expense of Guilford, promptly execute all instruments and papers and perform all acts whatsoever, which are necessary or desired by Guilford to vest and confirm in Guilford, and its successors, assigns and nominees, fully and completely, all rights created by this section and which may be necessary or desirable to enable Guilford, and its successors, assigns and nominees, to secure and enjoy the full benefits and advantages thereof.

         (c) In the event of any breach or threatened breach of the provisions of this Section 7 by Associate , Guilford, in addition to any other rights and remedies it may have, shall be entitled, in its discretion, to (i) an injunction (and/or other equitable relief) restraining such breach or threatened breach, it being stipulated and agreed that a breach by Associate would cause irreparable damage to Guilford and that its remedies at law would be inadequate, and/or (ii) forever terminate any rights Associate may have to exercise the Option. Guilford shall be entitled to withhold its performance under the terms of the Option in the event of any breach or threatened breach of the provisions of this Section 7 by Associate, and the withholding of such performance shall not constitute a material breach of this Contract. The existence of any claim or cause of action on the part of Associate against Guilford shall not constitute a defense to the enforcement of these provisions. Associate agrees that the terms of the covenants in Sections 6 and 7 hereof, including, without limitation, the Restrictive Period and the Territory, are reasonable in all respects and necessary for the protection of Guilford. If any court of competent jurisdiction shall finally adjudicate that any of the covenants provided for herein are too broad as to area, activity or time covered, such area, activity or time covered may be reduced to whatever extent the court deems reasonable and the covenants herein and the remedy of injunctive and/or other equitable relief may be enforced as to such reduced area, activity or time.

8. Withholding Taxes. As provided in the Plan, the Company may withhold from sums due or to become due to Associate from the Company an amount necessary to satisfy its obligation to withhold taxes incurred by reason of the grant or exercise of the Option, the disposition of the Option or the disposition of the underlying shares of Common Stock, or require Associate to reimburse the Company in such amount. The Company may hold the stock certificate to which Associate is entitled upon the exercise of the Option as security for the payment of withholding tax liability, until cash sufficient to pay such liability has been accumulated.

9. Non-transferability of Option. The Option is not transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution. In the event of the death of Associate, the Option shall be exercisable during such period after his death as the Administrator shall in its discretion set forth herein and then only by the executor or administrator of the estate of Associate or the person or persons to whom Associate's rights under the Option shall pass by will or the laws of descent and distribution. Except to the extent provided above in this Section 9, the Option may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by


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operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

10. Notices. Any notice to be given under this Contract by Associate shall be sent by mail addressed to the Company at its principal business office, 6001 West Market Street, Greensboro, North Carolina 27409, Attn: Corporate Secretary, and any notice by the Company to Associate shall be sent by mail addressed to Associate at Associate's address as reflected in the Company's records. Either party may, by notice given to the other in accordance with the provisions of this Section, change the address to which subsequent notices shall be sent.

11. Governing Law. This Contract shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware (without regard to principles of conflicts of laws) from time to time in effect.

12.      Miscellaneous.

         (a) Nothing in the Plan or in this Contract shall enlarge or otherwise affect Associate's right, if any, to continue to serve the Company or any Subsidiary as an employee or in any other capacity.

         (b) The Company and Associate agree that they will both be subject to and bound by all the terms and conditions of the Plan, which is incorporated herein and made a part hereof. In the event of a conflict or inconsistency between the terms of this Contract and the terms of the Plan, the terms of the Plan shall govern.

         (c) Associate represents and agrees that he will comply with all applicable laws relating to the Plan and the grant and exercise of the Option and the disposition of the Shares acquired upon exercise of the Option, including without limitation, federal and state securities laws.

         (d) This Contract shall be binding upon and inure to the benefit of any successor or assign of the Company and to any heir, distributee, executrix, administrator or legal representative entitled by law to Associate's rights hereunder.

         (e) The invalidity or illegality of any provision herein shall not affect the validity of any other provision.

         (f) Associate agrees that the Company may amend the Plan and any options granted to Associate under the Plan, subject to the limitations contained in the Plan.

         Guilford Mills, Inc. has caused this Contract to be executed in its corporate name and Associate has executed the same in evidence of Associate's acceptance hereof upon the terms and conditions herein as of the Date of Grant.


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                                     GUILFORD MILLS, INC.



                                     By:
                                        --------------------------------
                                     Name:
                                     Title:



------------------------------
Signature of Associate


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